UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2014

BCSB Bancorp, Inc.
(Exact Name Of Registrant As Specified In Its Charter)

Maryland	0-53163	26-1424764
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4111 E. Joppa Road, Suite 300, Baltimore, Maryland 21236
(Address Of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (410) 256-5000

Not Applicable
(Former Name Or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders

A special meeting of shareholders of BCSB Bancorp, Inc. (the “Company”) was held on January 29, 2014.  The final results for each of the matters submitted to a vote of shareholders at the special meeting are as follows:

1.
The proposal to approve the Agreement and Plan of Merger between F.N.B. Corporation and BCSB Bancorp, Inc., dated as of June 13, 2013, as well as the merger, was approved by the shareholders by the following vote:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
2,548,234	19,184	3,167	4,667

Accordingly, the Agreement and Plan of Merger, as well as the merger, was approved by at least a majority of the Company’s outstanding shares of common stock entitled to vote at the special meeting.

2.
The non-binding advisory resolution approving compensation payable to BCSB Bancorp, Inc.’s named executive officers as disclosed pursuant to Item 402(t) of Regulation S-K in the Company’s proxy statement/prospectus under the heading “The Merger – Interests of BCSB Bancorp’s Directors and Executive Officers in the Merger,”  was approved by the shareholders by the following vote:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
2,541,991	28,590	4,671	-0-

Item 8.01   Other Events

    On January 29, 2014, the Company issued a press release announcing the receipt of shareholder approval of its pending merger with F.N.B. Corporation.  A copy of the press release is furnished as an exhibit hereto and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits

    (d)Exhibits

Number     Description

99.1 Press Release dated January 29, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BCSB BANCORP, INC.

Date: January 31, 2014	By:	/s/ Joseph J. Bouffard
Joseph J. Bouffard
President and Chief Executive Officer